Exhibit 99.1

September 24, 2012	AnalystContact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent

Three-year Financial Forecasts Updated

TULSA, Okla. - Sept. 24, 2012 - ONEOK, Inc. (NYSE: OKE) today announced that its 2013 net income is expected to increase 19 percent compared with its current 2012 earnings guidance that was updated on July 31, 2012.

ONEOK's 2013 net income is expected to be in the range of $405 million to $455 million compared with its current 2012 guidance range of $345 million to $375 million, reflecting higher anticipated earnings in the ONEOK Partners (NYSE: OKS), natural gas distribution and energy services segments.

“Our 2013 guidance reflects projects that will be placed into service later this year and in 2013 from ONEOK Partners' previously announced $5.7 billion to $6.6 billion, four-year growth program. The expected 2013 earnings growth will come from higher projected volumes, not from higher projected commodity prices or wider projected price differentials, in our ONEOK Partners segment,” said John W. Gibson, chairman and chief executive officer of ONEOK.

“Expected increased distributions from ONEOK Partners will enhance ONEOK's continued strong cash flow and enable us to deliver sustainable, long-term value to our shareholders, including increased dividends.”

The 2013 guidance also includes a projected dividend increase of 3 cents per share semiannually in 2013, subject to ONEOK board approval.

2013 earnings guidance reflects increased operating income in the ONEOK Partners segment due to higher anticipated earnings from increased natural gas gathering and processing volumes and higher natural gas liquids (NGL) volumes gathered and fractionated resulting from the completion of several internal growth projects; and higher margins from increases in rates and surcharges in the natural gas distribution segment. These increases are expected to be offset partially by lower NGL optimization margins resulting from lower expected optimization

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ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent
Three-year Financial Forecasts Updated

September 24, 2012

volumes and narrower expected NGL price differentials in ONEOK Partners' natural gas liquids business.

The midpoint of ONEOK's 2013 operating income guidance is approximately $1.2 billion. Additional information is available in Exhibit A in the guidance tables on the ONEOK website.

ONEOK expects to increase its net income by 20 to 25 percent annually between 2012 and 2015, compared with 2012 earnings guidance, driven primarily by incremental earnings to ONEOK from the growth at ONEOK Partners.

ONEOK also expects to increase its total dividend by approximately 65 to 70 percent between 2012 and 2015, which includes the planned 2013 dividend increases.

ONEOK's 2013 earnings guidance also includes a projected 2-cent-per-unit-per-quarter increase in unitholder distributions declared from ONEOK Partners, subject to ONEOK Partners board approval.

ONEOK PARTNERS SEGMENT

The midpoint of the ONEOK Partners segment's 2013 operating income guidance is $1.027 billion, an increase of 8 percent compared with current 2012 guidance. This increase reflects higher anticipated earnings from increased natural gas gathering and processing volumes in the natural gas gathering and processing business and higher NGL volumes gathered and fractionated in the natural gas liquids business. These increases are expected to be offset partially by expected lower NGL optimization margins resulting from lower expected optimization volumes and narrower expected NGL price differentials in the natural gas liquids business.

Approximately 80 percent of the partnership's expected 2013 equity natural gas production is hedged at an average price of $3.85 per million British thermal units (MMBtu); 2 percent of its expected 2013 equity natural gas liquids production is hedged at an average price of $2.51 per gallon; and 70 percent of its expected 2013 equity condensate production is hedged at an average price of $102.25 per barrel.

The average unhedged prices used in ONEOK Partners' 2013 earnings guidance are $95.30 per barrel for New York Mercantile Exchange (NYMEX) crude oil; $4.05 per MMBtu for NYMEX natural gas; and 76 cents per gallon for composite natural gas liquids.

For 2013, the partnership estimates that in its natural gas gathering and processing business, a 1-cent per gallon change in the composite price of NGLs would change annual net margin by approximately $3.2 million; a $1.00 per barrel change in the price of crude oil would

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ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent
Three-year Financial Forecasts Updated

September 24, 2012

change annual net margin by approximately $1.3 million; and a 10-cent per MMBtu change in the price of natural gas would change annual net margin by approximately $2.3 million. All of these sensitivities exclude the effects of hedging and assume normal operating conditions.

Additionally, ONEOK Partners estimates that in the natural gas liquids business, the Conway-to-Mont Belvieu OPIS average ethane in ethane/propane mix price differential is expected to be 19 cents per gallon for 2013, compared with its current 2012 guidance of 28 cents per gallon for the second half of 2012.

NATURAL GAS DISTRIBUTION SEGMENT

The midpoint of the natural gas distribution segment's 2013 operating income guidance is $227 million, an increase of 6 percent compared with current 2012 guidance, reflecting higher 2013 expected margins from increases in rates and surcharges.

ENERGY SERVICES SEGMENT

The midpoint of the energy services segment's 2013 operating income guidance is a loss of $20 million, reflecting higher storage and transportation margins compared with current 2012 guidance.

The energy services segment continues to execute its strategy of realigning its leased natural gas storage and transportation capacity, through renewals and renegotiations, with the needs of its premium-services customers and reducing operating expenses. Year-end 2013 leased storage capacity is expected to be approximately 65 billion cubic feet (Bcf) compared with approximately 72 Bcf at year-end 2012. Year-end 2013 long-term leased transportation capacity is expected to be 0.8 Bcf per day compared with 1.0 Bcf per day at year-end 2012.

OTHER INCOME

2013 other income is estimated to be higher than 2012 due to an expected increase in the allowance for equity funds used during construction in the ONEOK Partners segment as a result of the previously announced growth projects of approximately $5.7 billion to $6.6 billion between 2011 and 2015.

CAPITAL EXPENDITURES

For 2013, ONEOK's capital expenditures are expected to be approximately $317 million on a stand-alone basis. The natural gas distribution segment's planned capital expenditures of $286 million reflect increased investments related primarily to asset-integrity management and projects that are expected to reduce operating and maintenance expenses.

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ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent
Three-year Financial Forecasts Updated

September 24, 2012

STAND-ALONE CASH FLOW

On a stand-alone basis, the midpoint of ONEOK's 2013 guidance for cash flow before changes in working capital is $785 million. Cash flow before changes in working capital is expected to exceed capital expenditures and dividends by $140 million to $180 million. Additional information is available in Exhibit B in the guidance tables on the ONEOK website.

ANNUAL INVESTOR CONFERENCE

ONEOK and ONEOK Partners will hold their annual investor conference on Tuesday, Sept. 25, 2012, in New York City, from 9 a.m. Eastern Daylight Time (8 a.m. Central Daylight Time) to noon Eastern Daylight Time (11 a.m. Central Daylight Time). The meeting also will be carried live on ONEOK's and ONEOK Partners' websites.

The webcast can be accessed on ONEOK's and ONEOK Partners' websites at http://www.oneok.com/ and http://www.oneokpartners.com/. A replay of the webcast will be available for 30 days after the conference.

LINK TO NEWS RELEASE WITH GUIDANCE TABLES

http://www.oneok.com/~/media/ONEOK/GuidanceDocs/2013/2013_OKE_Guidance_5MSD3Z1.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE

ONEOK has disclosed in this news release stand-alone cash flow, before changes in working capital, which is a non-GAAP financial measure. Stand-alone cash flow, before changes in working capital, is used as a measure of the company's financial performance. Stand-alone cash flow, before changes in working capital, is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions received from ONEOK Partners, and ONEOK's stand-alone depreciation, amortization and impairments, deferred income taxes, and certain other items.

The non-GAAP financial measure described above is useful to investors because the measurement is used as an indicator of financial performance of the company's fundamental business activities. ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of

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ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent
Three-year Financial Forecasts Updated

September 24, 2012

other companies. A reconciliation of stand-alone cash flow, before changes in working capital, to net income is included in the guidance tables.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and own 43.4 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of dividends and distributions), liquidity, management's plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, including energy sales and demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the status of deregulation of retail natural gas distribution;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

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ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent
Three-year Financial Forecasts Updated

September 24, 2012

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board (NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:
- future demand for and prices of natural gas, NGLs and crude oil;
- competitive conditions in the overall energy market;
- availability of supplies of Canadian and United States natural gas and crude oil; and
- availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	adverse labor relations;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers' or shippers' facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

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ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent
Three-year Financial Forecasts Updated

September 24, 2012

•	the possible loss of natural gas distribution franchises or other adverse effects caused by the actions of municipalities;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in the Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent
Three-year Financial Forecasts Updated

September 24, 2012

ONEOK, Inc. and Subsidiaries			Exhibit A
EARNINGS GUIDANCE*

	2013	2012
	Guidance	Guidance	Change
	(Millions of dollars)
Operating income
ONEOK Partners	$1,027	$948	$79
Natural Gas Distribution	227	215	12
Energy Services	(20)	(60)	40
Other	(3)	1	(4)
Operating income	1,231	1,104	127
Equity earnings from investments	138	129	9
Other income (expense)	44	18	26
Interest expense	(333)	(297)	(36)
Income before income taxes	1,080	954	126
Income taxes	(280)	(229)	(51)
Income from continuing operations	800	725	75
Income from discontinued operations, net of tax	—	14	(14)
Net income	800	739	61
Less: Net income attributable to noncontrolling interests	370	379	(9)
Net income attributable to ONEOK	$430	$360	$70

Capital expenditures
ONEOK Partners	$2,604	$2,045	$559
Natural Gas Distribution	286	272	14
Other	31	32	(1)
Total capital expenditures	$2,921	$2,349	$572

*Amounts shown are midpoints of ranges provided.

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ONEOK Announces Higher 2013 Financial Guidance
2013 Net Income Expected to Increase 19 Percent
Three-year Financial Forecasts Updated

September 24, 2012

ONEOK, Inc. and Subsidiaries			Exhibit B
EARNINGS GUIDANCE*

	2013	2012
	Guidance	Guidance	Change
	(Millions of dollars)

ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital
Net income	$800	$739	$61
Net income attributable to noncontrolling interests	(370)	(379)	9
Gain on sale of discontinued operations	—	(13)	13
Equity in earnings of ONEOK Partners	(605)	(503)	(102)
Distributions received from ONEOK Partners	599	437	162
Depreciation, amortization and impairment	150	143	7
Deferred income taxes	166	212	(46)
Other	45	59	(14)
Cash flow, before changes in working capital	$785	$695	$90

*Amounts shown are midpoints of ranges provided.